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                                  UNTIED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)

         A Delaware Corporation                       IRS# 38-3389456
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

755 West Big Beaver Road, Suite 800, Troy, Michigan         48084
      (Address of principal executive offices)            (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
                                                 EACH CLASS IS TO BE REGISTERED

Common Stock, $.01 Par Value                             New York Stock Exchange

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Reference is hereby made to Registrant's Registration Statement on Form S-1 (File No. 333-43141), as filed on December 23, 1997, as amended, and particularly to the description of the Registrant's Common Stock, par value $.01 per share set forth under the caption "Description of Capital Stock" beginning on page 49 thereof. Such Registration Statement is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS

         The following exhibits are provided to the New York Stock Exchange with this Registration Statement on Form 8-A pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934:

         1. Registration Statement on Form S-1 dated December 23, 1997, filed with the Securities and Exchange Commission, as amended.

         3.1      Certificate of Incorporation of Championship Auto Racing
                  Teams, Inc.
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         3.2      By-Laws of Championship Auto Racing Teams, Inc.

         4. Specimen of Certificate of Common Stock, $.01 par value, of Championship Auto Racing Teams, Inc.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.
                                            DATE:  January 26, 1998


                                            BY: /s/ Andrew Craig
                                               ---------------------------------
                                                Andrew Craig, President